As filed with the Securities and Exchange Commission on June 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Melco Resorts & Entertainment Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

71 Robinson Road #04-03

Singapore 068895

and

38th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1-800-221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Sharon Lau

Stacey Wong

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536 1161

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Melco Resorts & Entertainment Limited

(incorporated in the Cayman Islands with limited liability)

American Depositary Shares

(each representing three Ordinary Shares)

and Ordinary Shares

This prospectus relates to the proposed sale from time to time by us or any selling shareholder, in one or more offerings, of ADSs or ordinary shares of Melco Resorts & Entertainment Limited. Each ADS represents three ordinary shares of Melco Resorts & Entertainment Limited. We will not receive any proceeds from the sale of ADSs or ordinary shares by any selling shareholder.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement that will describe the method and terms of the offering. We will provide the specific terms of any offering and the offered securities, as well as information about the selling shareholders, if any, in one or more supplements to this prospectus. We or any selling shareholder may sell these securities directly, through agents designated from time to time or through underwriters or dealers. If any of our agents or any underwriters are involved in the sale of securities, we will include the names of those agents or underwriters and any commissions or discounts they may receive in the applicable prospectus supplement. Any prospectus supplement or any applicable free writing prospectus may also add, update or change information contained in this prospectus.

You should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MLCO.”

Investing in our ADSs or ordinary shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained or incorporated by reference in the applicable prospectus supplement concerning factors you should consider before investing in our ADSs or ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the automatic shelf registration process, we and any selling shareholder may, over time, sell the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we and any selling shareholder may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we or any selling shareholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and such selling shareholder. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information; Incorporation of Documents by Reference” before considering an investment in the securities offered by that prospectus supplement.

Neither we nor any selling shareholder have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus. Neither we nor any selling shareholder take any responsibility for, or make any assurance as to the reliability of, any other information that others may give you. Neither we nor any selling shareholder are offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplemented taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.melco-resorts.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

This prospectus, any prospectus supplement and any related free writing prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document separately filed with or furnished to the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with or, to the extent expressly incorporated by reference into this prospectus, furnish, to the SEC, will automatically update and supersede that information. Any statement contained in a previously filed or furnished document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with or furnished to the SEC:

•

the description of our ordinary shares contained in amendment no. 1 to our registration statement on Form 8-A (File No. 001-33178) filed with the SEC on December 5, 2011 and any amendment or report filed with the SEC for the purpose of updating the description;

•	our annual report on Form 20-F filed with the SEC on March 22, 2024 for the year ended December 31, 2023; and

•	Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on May 2, 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (to the extent that any reports on Form 6-K state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement or free writing prospectus.

Unless expressly incorporated by reference, nothing in this prospectus will be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to:

Melco Resorts & Entertainment Limited

38th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Phone: +852-2598-3600

OUR COMPANY

Unless otherwise indicated or the context otherwise requires and for the purposes of this prospectus, “we,” “us,” “our” and “our company” refer to Melco Resorts & Entertainment Limited and, as the context requires, its consolidated subsidiaries.

Overview

We are a developer, owner and operator of integrated resort facilities in Asia and Europe. We currently have three major casino-based operations in Macau, namely, City of Dreams, Altira Macau and Studio City, and non-casino based operations in Macau at our Mocha Clubs. We also have a casino-based operation in the Philippines, City of Dreams Manila, and a casino-based operation, City of Dreams Mediterranean, along with three licensed satellite casinos in Cyprus.

Our current and future operations are designed to cater to a broad spectrum of gaming patrons, from high-stakes rolling chip gaming patrons to gaming patrons seeking a broader entertainment experience. We currently own and operate five Forbes Travel Guide Five-Star hotels in Asia — Altira Macau, Studio City’s Star Tower, Morpheus and Nüwa in both Macau and Manila — and received 16 Forbes Travel Guide Five-Star and three Forbes Travel Guide Four-Star recognitions across our properties in 2024. We seek to attract patrons throughout Asia, Europe and, in particular, from mainland China, Hong Kong and Macau (“Greater China”).

In the Philippines, we, through our majority-owned subsidiary, operate and manage City of Dreams Manila, an integrated resort in the Entertainment City complex in Manila.

In Cyprus, we, through our majority-owned subsidiary, operate and manage City of Dreams Mediterranean, an integrated resort in Limassol and our three licensed satellite casinos in Cyprus.

We generated a significant majority of our total revenues for each of the years ended December 31, 2023, 2022 and 2021 from our operations in Macau, the principal market in which we compete.

Corporate Information

Our principal executive offices are located at 71 Robinson Road, #04-03, Singapore 068895 and 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong. Our telephone number is 852-2598-3600. Our website is www.melco-resorts.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K, and all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus, before deciding whether to invest in any such securities. Any of these risks could cause you to lose all or part of your investment in the offered securities. For more information, see “Where You Can Find More Information; Incorporation of Documents by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and accompanying prospectus supplements and any related free writing prospectuses contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to future events, including our future operating results and conditions, our prospects and our future financial performance and condition, all of which are largely based on our current expectations and projections. Known and unknown risks, uncertainties and other factors, including those referenced under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Moreover, because we operate in a heavily regulated and evolving industry, may become highly leveraged and operate across various geographies including Macau, the Philippines and Cyprus, new risk factors may emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of these factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed or implied in any forward-looking statement.

In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. We have based the forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

•	our goals and strategies;

•	pace of recovery from the impact of the global COVID-19 outbreak on our business, financial results and liquidity;

•	restrictions or conditions on visitation by citizens of the People’s Republic of China (“PRC”) to Macau, the Philippines and Cyprus;

•

the impact on the travel and leisure industry from factors such as an outbreak of an infectious disease, such as the COVID-19 pandemic or the period of time required for tourism to return to pre-pandemic levels (if at all), extreme weather patterns or natural disasters, military conflicts and any future security alerts and/or terrorist attacks or other acts of violence;

•	general domestic or global political and economic conditions, including in the PRC and Hong Kong, which may impact levels of travel, leisure and consumer spending;

•	our ability to successfully operate our casinos;

•	our ability to obtain or maintain all required governmental approvals, authorizations and licenses for our operations;

•	our compliance with conditions and covenants under the existing and future indebtedness;

•

laws, rules and regulations which could bar the trading of the American depositary shares of our company and of Studio City International Holdings Limited in the United States such as the Holding Foreign Companies Accountable Act and the rules promulgated thereunder;

•	capital and credit market volatility;

•	our ability to raise additional capital, if and when required;

•	our future business development, results of operations and financial condition;

•	fluctuations in the gaming and leisure market in Macau, the Philippines and Cyprus;

•	the liberalization of travel restrictions on PRC citizens and convertibility of the Renminbi;

•	the tightened control of certain cross-border fund transfers from the PRC;

•	the availability of credit for gaming patrons;

•	the uncertainty of tourist behavior related to spending and vacationing at casino resorts in Macau, the Philippines and Cyprus;

•	fluctuations in occupancy rates and average daily room rates in Macau, the Philippines and Cyprus;

•	our ability to continue to develop new technologies and/or upgrade our existing technologies;

•	cybersecurity risks including misappropriation of customer information or other breaches of information security;

•	our ability to protect our intellectual property rights;

•	increased competition from other casino hotel and resort projects in Macau and elsewhere in Asia, including the other concessionaires in Macau;

•	our entering into new development and construction projects and new ventures in or outside of Macau, the Philippines or Cyprus;

•	construction cost estimates and completion time estimates for our development projects, including projected variances from budgeted costs and timing;

•

government policies, laws and regulations relating to the leisure and gaming industry, including the implementation of the amended gaming law in Macau, and the legalization of gaming in other jurisdictions;

•	significantly increased regulatory scrutiny on Macau gaming promoters’ operations that has resulted in the cessation of business by many gaming promoters in Macau;

•	the completion of infrastructure projects in Macau, the Philippines and Cyprus;

•	our ability to retain and gain new customers;

•	our ability to offer new services and attractions;

•	expected changes in our revenues, costs or expenditures;

•	our expectations regarding demand for our services and market acceptance of our brands and businesses;

•	the outcome of any current and future litigation; and

•	other factors described under “Risk Factors.”

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from any sale of securities by any selling shareholder.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

As of the date of this prospectus, our authorized share capital consists of 7,300,000,000 ordinary shares, with a nominal or par value of US$0.01 each. As of the date of this prospectus, there are 1,329,679,067 ordinary shares outstanding.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our ordinary shares.

General

All of our outstanding ordinary shares are fully paid and non-assessable. Some of the ordinary shares are issued in registered form only with no share certificates. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Under article 3 of our memorandum of association, the objects for which we were established are unrestricted and we have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and our articles of association. Our articles of association do not provide a time limit after which a shareholder’s entitlement to an unclaimed dividend lapses.

Directors

Directors of our company may be appointed either by an ordinary resolution of the shareholders or by the affirmative vote of all directors. Each director holds office until (i) the expiry of his or her term and until a successor has been elected or appointed, or (ii) until the director’s office is vacated by way of resignation, death, prolonged absence, bankruptcy, disqualification by applicable law, removal by a majority of the directors or removal by the shareholders by special resolution. Our articles of association do not require directors to stand for reelection at staggered intervals.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by our chairman or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10% of the paid up voting share capital of our company.

A quorum required for a meeting of shareholders consists of one or more shareholders who hold at least one-third of our ordinary shares at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings are held annually and may be convened by our board on its own initiative or upon a request to the directors by shareholders holding in aggregate at least ten percent of our paid-up capital which as at the date of deposit of the requisition carries the right of voting at such meetings. Advance notice of at least seven days is required for the convening of our annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution will be required for important matters such as changing our name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions of our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates, and such other evidence as our board may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required; or

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our directors refuse to register a transfer they must, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board may from time to time determine, provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture. Shareholders are not liable for any capital calls by the company except to the extent there is an amount unpaid on their shares.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as the directors may determine.

Prohibitions on the Receipt of Dividends, the Exercise of Voting or Other Rights or the Receipt of Other Remuneration

Our memorandum and articles of association prohibit anyone who is an unsuitable person or an affiliate of an unsuitable person from:

•	receiving dividends or interest with regard to our shares;

•	exercising voting or other rights conferred by our shares; and

•	receiving any remuneration in any form from us or an affiliated company for services rendered or otherwise.

Such unsuitable person or its affiliate must sell all of the shares, or allow us to redeem or repurchase the shares on such terms and manner as the directors may determine and agree with the shareholders, within such period of time as specified by a gaming authority.

These prohibitions commence on the date that a gaming authority serves notice of a determination of unsuitability or our board determines that a person or its affiliate is unsuitable and continue until the securities are owned or controlled by persons found suitable by a gaming authority or our board, as applicable, to own them. An “unsuitable person” is any person who is determined by a gaming authority to be unsuitable to own or control any of our shares or who causes us or any affiliated company to lose or to be threatened with the loss of any gaming license, or who, in the sole discretion of our board, is deemed likely to jeopardize our or any of our affiliates’ application for, receipt of approval for right to the use of, or entitlement to, any gaming license.

The terms “affiliated companies,” “gaming authority” and “person” have the meanings set forth in our articles of association.

Redemption of Securities Owned or Controlled by an Unsuitable Person or an Affiliate

Our memorandum and articles of association provide that shares owned or controlled by an unsuitable person or an affiliate of an unsuitable person are redeemable by us, out of funds legally available for that redemption, by appropriate action of our board to the extent required by the gaming authorities making the determination of unsuitability or to the extent deemed necessary or advisable by our board having regard to relevant gaming laws. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price and the right to receive any dividends declared prior to any receipt of any written notice from a gaming authority declaring the suitable person to be an unsuitable person but not yet paid. The redemption price will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or, if the gaming authority does not require a price to be paid, the sum deemed to be the fair value of the securities by our board. The price for the shares will not exceed the closing price per share of the shares on the principal national securities exchange on which the shares are then listed on the trading date on the day before the redemption notice is given. If the shares are not then listed, the redemption price will not exceed the closing sales price of the shares as quoted on an automated quotation system, or if the closing price is not then reported, the mean between the bid and asked prices, as quoted by any other generally recognized reporting system. Our right of redemption is not exclusive of any other rights that we may have or later acquire under any agreement, its bylaws or otherwise. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as we elect.

Our memorandum and articles of association require any unsuitable person and any affiliate of an unsuitable person to indemnify us and our affiliated companies for any and all losses, costs and expenses, including attorneys’ fees, incurred by us and our subsidiaries as a result of the unsuitable person’s or affiliate’s ownership or control of shares, the neglect, refusal or other failure to comply with the provisions of our memorandum and articles of association relating to unsuitable persons, or failure to promptly divest itself of any shares in us.

Variations of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied or abrogated either with the unanimous written consent of the holders of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution may prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

•

sub-divide our existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Accounts and Audit

No shareholder (other than a director) has any right to inspect any of our accounting records, or books or documents except as conferred by law or authorized by our board or our company by ordinary resolution of the shareholders.

Subject to compliance with all applicable laws, we may send to every person entitled to receive notices of our general meetings under the provisions of the articles of association a summary financial statement derived from our annual accounts and our board’s report.

Auditors shall be appointed and the terms and tenure of such appointment and their duties at all times regulated in accordance with the provisions of the articles of association. The remuneration of the auditors shall be fixed by our board.

Our financial statements shall be audited by the auditor in accordance with generally accepted auditing standards. The auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the auditor shall be submitted to the shareholders in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the auditor should disclose this fact and name such country or jurisdiction.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes:

•	a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company; and

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a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by:

•	a special resolution of the shareholders of each constituent company; and

•	such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a parent company incorporated in the Cayman Islands and its subsidiary or subsidiaries incorporated in the Cayman Islands does not require authorization by a resolution of shareholders of the constituent companies provided a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies in the Cayman Islands together with a declaration (amongst other matters) as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate compromises or arrangements between a Cayman Islands company and its shareholders (or any class of them). Following amendments to the Companies Act that became effective on August 31, 2022, the majority-in-number “headcount test” in relation to the approval of shareholders’ schemes of arrangement was abolished. Section 86(2A) of the Companies Act provides that, if 75% in value of the shareholders (or class of shareholders) of a Cayman Islands company that are present and voting either in person or by proxy at a meeting convened for this purpose agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all shareholders (or class of shareholders) of such company and on the company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of the company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value; and (b) the sanction of the Grand Court of the Cayman Islands, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Islands court will make orders for (amongst other things) the convening of the meetings of creditors or shareholders (or classes of them, as applicable). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the company has complied with the directions set down by the Cayman Islands court;

•	the meeting was properly held and the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his/her interest.

If a compromise or arrangement of a Cayman Islands company is thus approved by the shareholders in the context of a shareholders’ scheme and the Cayman Islands court subsequently sanctions such scheme, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares. This is because such scheme will be binding on all shareholders (or class of shareholders), regardless of whether all the shareholders (or class of shareholders) approved the scheme, upon the sanction order being made. Having said that, a dissenting shareholder would have the right to appeal the making of the sanction order to the Cayman Islands Court of Appeal, if there were grounds for doing so.

Shareholders’ Suits

Derivative actions have been brought in the Cayman Islands courts. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the courts are moving towards an objective standard with regard to the required skill and care.

Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may eliminate the right of stockholders to act by written consent. Our memorandum and articles of association allow shareholders to act by written resolutions.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting interest with respect to electing such director.

As permitted under Cayman Islands law, our memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under our memorandum and articles of association, directors can be removed by special resolution of the shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting interest of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under our memorandum and articles of association, a resolution that our company be wound up by the court or be wound up voluntarily shall be a special resolution, except where the company is to be wound up voluntarily because it is unable to pay its debts as they may fall due in which event the resolution shall be an ordinary resolution.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under Cayman Islands law and our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the unanimous consent in writing of the holders of the issued shares of the relevant class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Our memorandum and articles of association may be amended by a special resolution of shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares have no general right under Cayman Islands law, nor any right under our memorandum and articles of association, to inspect or obtain copies of our register of members or our corporate records. However, we intend to provide our shareholders with annual reports containing audited financial statements.

Anti-takeover Provisions in our Memorandum and Articles of Association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

Deutsche Bank Trust Company Americas, as depositary, will issue the ADSs representing our ordinary shares. Each ADS will represent an ownership interest in three ordinary shares which we will deposit with the custodian under the deposit agreement among ourselves, the depositary and yourself as an ADS holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which it has not distributed directly to you. Your ADSs will be evidenced by what are known as American depositary receipts (“ADRs”) in the same way a share is evidenced by a share certificate.

The following is a summary of the material provisions of the deposit agreement, as amended. For more complete information, you should read the entire deposit agreement, as amended, and the form of ADR. You can read a copy of the deposit agreement, as amended, which is on file with the SEC under cover of a registration statement on Form F-6 (File No. 333-139159). Copies of the Deposit Agreement and the form of ADR are also available for inspection at the Depositary’s office of Deutsche Bank Trust Company Americas, currently located at 1 Columbus Circle, New York, NY 10019, United States of America. Deutsche Bank Trust Company Americas’ principal executive office is located at 1 Columbus Circle, New York, NY 10019, United States of America. The depositary will keep books at its corporate trust office for the registration of ADRs and transfers of ADRs which, at all reasonable times, shall be open for inspection by ADS holders, provided that inspection shall not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Holding the ADSs

How will I hold my ADSs?

ADSs shall be held electronically in book-entry form through The Depository Trust Company (“DTC”) in your name or indirectly through your broker or other financial institution. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are. This description assumes that you hold your ADSs directly solely for the purposes of summarizing the deposit agreement.

We will not treat an ADR holder as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. The deposit agreement among us, the depositary and you, as an ADS holder and the beneficiary owners of ADSs sets out ADR holder rights, representations and warranties as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

If you become a holder of ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms and by the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as a holder of ADSs and those of the depositary bank. As an ADS holder, you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by Cayman Islands law, which may be different from the laws in the United States.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees, charges and expenses and any taxes withheld, duties or other governmental charges. You will receive these distributions in proportion to the number of shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares or any proceeds from the sale of any shares, rights, securities or other entitlements into U.S. dollars, if it can do so in its judgment on a practicable basis and can transfer the U.S. dollars to the United States. If that is not practicable or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is practicable to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. The depositary will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes or other governmental charges, together with fees and expenses of the Depositary. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent permissible by law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

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Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or ordinary shares, the depositary, after consultation with us and having received timely notice of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to you, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in ordinary shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary, after consultation with us and having received timely notice of such distribution by us, has discretion to determine how these rights become available to you as a holder of ADSs. We must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make the rights available to you, or it could decide that it is only legal or reasonably practical to make the rights available to some but not all holders of the ADSs. The depositary may decide to sell the rights and distribute the proceeds in the same way as it does with cash. If the depositary decides that it is not legal or reasonably practical to make the rights available to you or to sell the rights, the rights that are not distributed or sold could lapse. In that case, you will receive no value for them. The depositary is not responsible for a failure in determining whether or not it is legal or reasonably practical to distribute the rights. The depositary is liable for damages, however, if it acts with gross negligence or willful misconduct, in accordance with the provisions of the deposit agreement.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

U.S. securities laws or laws of the Cayman Islands may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after an exercise of rights. For example, you may not be able to trade the new ADSs freely in the United States. In this case, the depositary may issue the new ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place.

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Other Distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it deems practical in proportion to the number of ADSs held by you, upon receipt of applicable fees and charges of, and expenses incurred by, the depositary and net of any taxes and other governmental charges withheld. If it cannot make the distribution in that way, or has not received a timely request for distribution from us, the depositary has a choice. It may decide to sell by public or private sale, net of fees and charges of, and expenses incurred by, the depositary and any taxes and other governmental charges, what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to dispose of such property in any way it deems reasonably practicable for nominal or no consideration. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal, impractical or infeasible for us or the depositary to make them available to you.

Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares with the custodian. Shares deposited in the future with the custodian must be accompanied by documents, including instruments showing that those shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares, including those being deposited by or on behalf of our company in connection with this offering to which this prospectus relates, for the account of the depositary. You thus have no direct ownership interest in the shares and only have the rights that are set out in the deposit agreement. The custodian also will hold any additional securities, property and cash received on, or in substitution for, the deposited shares. The deposited shares and any such additional items are all referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of, and expenses incurred by, the depositary and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will issue an ADR or ADRs in the name of the person entitled thereto evidencing the number of ADSs to which that person is entitled.

How do ADS holders cancel an ADR and obtain shares?

You may surrender your ADRs through instructions provided to your broker. Upon payment of the fees and charges of, and expenses incurred by, the depositary and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADR to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its principal New York office or any other location that it may designate as its transfer office, if feasible.

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time subject only to:

•	temporary delays caused by closing our or the depositary’s transfer books or the deposit of our ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the deposited securities.

U.S. securities laws provide that this right of withdrawal may not be limited by any other provision of the deposit agreement.

Transfer

Are there any restrictions on the right to transfer ADSs?

The deposit agreement contains restrictions on the depositing of shares into the ADR facility if they are restricted securities. The deposit agreement also provides that to be transferred the ADRs will need to be properly endorsed but are otherwise transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the state of New York but that it may be necessary for signatures to be guaranteed and if any stamp duty or transfer tax is required on any instrument of transfer, or there are any applicable fees and charges of the depositary, these must be paid, before the depositary will execute a new ADR or ADRs to or upon the order of the transferee. Transfers must also be in compliance with any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs and such reasonable regulations as the depositary may establish consistent with the provisions of the deposit agreement and applicable law. Further, transfers of ADRs may be refused during any period when the transfer books of the depositary are closed or if any such action is deemed necessary or advisable by the depositary or us from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or shares are listed, as provided in the deposit agreement.

Redemption

Whenever we decide to redeem any of the shares on deposit with the custodian in accordance with our memorandum and articles of association, we will notify the depositary as soon as practicable prior to the intended date of redemption which notice will set forth the particulars of the proposed redemption.

Upon receipt of (1) such notice and (2) satisfactory documentation given by us to the depositary, the depositary will mail to each holder subject to the redemption a notice setting forth our intention to exercise our redemption rights as well as any other particulars set forth in our notice to the depositary.

The depositary will instruct the custodian to present us the shares on deposit with the custodian in respect of which redemption rights are being exercised against payment of the applicable redemption price as set forth in our memorandum and articles of association.

Upon receipt of confirmation from the custodian that the redemption has taken place and that funds representing the redemption price have been received, the holders of ADSs representing the shares subject to redemption will be required to return their ADSs to the depositary and the depositary will convert, transfer, and distribute the proceeds (net of applicable (1) fees and charges of, and the expenses incurred by, the depositary and (2) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs.

The redemption price per ADS will be the per share amount received by the depositary upon the redemption of the shares represented by ADSs (subject to the terms of the deposit agreement on conversion of foreign currency and the applicable fees and charges of, and expenses incurred by, the depositary, and taxes) multiplied by the number of the shares represented by each ADS redeemed.

You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be redeemed will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Transmission of Notices to Shareholders

We will promptly transmit to the depositary those communications that we make generally available to our shareholders together with annual and other reports prepared in accordance with applicable requirements of U.S. securities laws in English. If those communications were not originally in English, we will translate them. Upon our request, and at our expense, subject to the distribution of any such communications being lawful and not in contravention of any regulatory restrictions or requirements if so distributed and made available to holders, the depositary will arrange for the timely mailing of copies of such communications to all ADS holders and will make a copy of such communications available for inspection at the depositary’s corporate trust office, the office of the custodian or any other designated transfer office of the depositary.

Voting Rights

How do you vote?

You may instruct the depositary to vote the shares underlying your ADSs. You could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently in advance to withdraw the ordinary shares. The voting rights of holders of ordinary shares are described in “Description of Share Capital—Voting Rights.”

Upon receipt of timely notice from us, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will describe the matters to be voted on and explain how you, if you hold the ADSs on a date specified by the depositary, may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct. For your instructions to be valid, the depositary must receive them in writing on or before a date specified by the depositary. The depositary will try, as far as practical, subject to any applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct and will not vote any shares where no instructions have been received. Furthermore, under the deposit agreement, if we do not timely procure the demand for a vote by poll with respect to any given resolution, and no other relevant party has made such a demand, the depositary shall refrain from voting and any voting instructions received from any ADS holders shall lapse.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and if your ordinary shares are not voted as you requested, you may have no recourse.

Fees and Expenses

Persons depositing shares will be charged a fee for each issuance of ADSs, including issuances resulting from distributions of shares, share dividends, share splits, bonus and rights distributions and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is up to $5.00 for each 100 ADSs, or any portion thereof, issued or surrendered. The depositary will also charge a fee of up to $5.00 per 100 ADSs for distribution of cash proceeds pursuant to a cash distribution (so long as the charging of such fee is not prohibited by any exchange upon which the ADSs are listed), sale of rights and other entitlements or otherwise. The depositary may also charge an annual fee of up to US$5.00 per 100 ADSs for the operation and maintenance costs in administering the facility. Notice will be given to you by the depositary stating that the fees will be amended and will become effective 30 days after the date of the notice. You or persons depositing shares also may be charged the following expenses:

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taxes and other governmental charges incurred by the depositary or the custodian on any ADR or share underlying an ADR, including any applicable interest and penalties thereon, and any share transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities including those of a central depository for securities (where applicable);

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars;

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fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to the shares, deposited securities and ADSs; and

•	any other fees, charges, costs or expenses that may be incurred by the depositary from time to time.

We will pay all other charges and expenses of the depositary and any agent of the depositary, except the custodian, pursuant to agreements from time to time between us and the depositary. We and the depositary may amend the fees described above from time to time.

Deutsche Bank Trust Company Americas, as depositary, has agreed to pay certain amounts to us in consideration of its appointment as depositary. We may use these funds toward our expenses relating to the establishment and maintenance of the ADR program, including investor relations expenses, or otherwise as we see fit. The depositary may pay us a fixed amount, it may pay us a portion of the fees collected by the depositary from holders of ADSs, and it may pay specific expenses incurred by us in connection with the ADR program.

Neither the depositary nor we may be able to determine the aggregate amount to be paid to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Depositary fees payable upon the issuance and cancellation of ADSs are generally paid to the depositary by the brokers receiving the newly issued ADSs from the depositary and by the brokers delivering the ADSs to the depositary for cancellation. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary service fee are charged by the depositary to the holders of record of ADSs as of the applicable ADS record date.

In the case of cash distributions, service fees are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividends, rights, etc.), the depositary charges the applicable ADS record date holder concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or in the direct registration system (“DRS”)), the depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary generally collects the fees through the settlement systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the service fees paid to the depositary.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADRs. The custodian may refuse to deposit shares and the depositary may refuse to issue ADSs, deliver ADRs, register the transfer, split-up or combination of ADRs, or allow you to withdraw the deposited securities underlying your ADSs until such payment is made including any applicable interest and penalty thereon. We, the custodian or the depositary may withhold or deduct the amount of taxes owed from any distributions to you or may sell deposited securities, by public or private sale, to pay any taxes and any applicable interest and penalties owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we take actions that affect the deposited securities, including any change in par value, split-up, cancellation, consolidation or other reclassification of deposited securities to the extent permitted by any applicable law; any distribution on the shares that is not distributed to you; and any recapitalization, reorganization, merger, consolidation, liquidation or sale of our assets affecting us or to which we are a party, then the cash, shares or other securities received by the depositary will become deposited securities and ADRs will, be subject to the deposit agreement and any applicable law, evidence the right to receive such additional deposited securities, and the depositary may choose to:

•	distribute additional ADRs;

•	call for surrender of outstanding ADRs to be exchanged for new ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•

sell any securities or property received at public or private sale on an averaged or other practicable basis without regard to any distinctions among holders and distribute the net proceeds as cash; or

•	treat the cash, securities or other property it receives as part of the deposited securities, and each ADS will then represent a proportionate interest in that property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason deemed necessary or desirable. You will be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges, except for taxes, governmental charges, delivery expenses or expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or which otherwise materially prejudices any substantial existing right of holders or beneficial owners of ADSs. If an ADS holder continues to hold ADSs after being so notified of these changes, that ADS holder is deemed to agree to that amendment and be bound by the ADRs and the agreement as amended. An amendment can become effective before notice is given if necessary to ensure compliance with a new law, rule or regulation.

How may the deposit agreement be terminated?

At any time, we may instruct the depositary to terminate the deposit agreement, in which case the depositary will give notice to you at least 30 days prior to termination. The depositary may also terminate the agreement if it has told us that it would like to resign or we have removed the depositary and we have not appointed a new depositary bank 60 days; in such instances, the depositary will give notice to you at least 30 days prior to termination. After termination, the depositary’s only responsibility will be to deliver deposited securities to ADS holders who surrender their ADSs upon payment of any fees, charges, taxes or other governmental charges, and to hold or sell distributions received on deposited securities. After the expiration of one year from the termination date, the depositary may sell the deposited securities which remain and hold the net proceeds of such sales, uninvested and without liability for interest, for the pro rata benefit of ADS holders who have not yet surrendered their ADSs. After selling the deposited securities, the depositary has no obligations except to account for those net proceeds and other cash. Upon termination of the deposit agreement, we will be discharged from all obligations except for our obligations to the depositary.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our and the depositary’s obligations and liability.

We and the depositary, including its agents:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if either of us is prevented or delayed in performing any obligation by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or stock exchange of any applicable jurisdiction, any present or future provision of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities, any act of God, war or other circumstances beyond each of our control as set forth in the deposit agreement;

•

are not liable if either of us exercises or fails to exercise the discretion permitted under the deposit agreement, the provisions of or governing the deposited securities or our memorandum and articles of association;

•

disclaim any liability for any action/inaction on the advice or information of legal counsel, accountants, any person presenting shares for deposit, holders and beneficial owners (or authorized representatives) of ADRs, or any person believed in good faith to be competent to give such advice or information;

•

disclaim any liability for the inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but is not made available to holders of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to any deposited securities or the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

•	disclaim any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities or for any tax consequences that may result from ownership of ADSs, shares or deposited securities and for any indirect, special, punitive or consequential damage.

We have agreed to indemnify the depositary under certain circumstances. The depositary may own and deal in any class of our securities and in ADSs.

Disclosure of Interests in ADSs

We may from time to time request you and other holders and beneficial owners of ADSs to provide information as to:

•	the capacity in which you and other holders and beneficial owners own or owned ADSs;

•	the identity of any other persons then or previously interested in those ADSs; and

•	the nature of that interest.

The depositary has agreed that it will use reasonable efforts to comply with our written instructions requesting that it forward any such requests for information relating to your interests to you. By holding an ADS or an interest in an ADS, you will be agreeing to comply with these requests.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares or other property, the depositary may require:

•	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•

compliance with any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and such reasonable regulations as it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary also may suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs or the withdrawal of deposited securities, unless the deposit agreement provides otherwise, if the register for ADRs is closed or if we or the depositary decide any such action is necessary or advisable.

Deutsche Bank Trust Company Americas will keep books for the registration and transfer of ADRs at its offices. You may reasonably inspect such books, except if you have a purpose other than our business or a matter related to the deposit agreement or the ADRs.

Pre-Release of ADSs

Subject to the provisions of the deposit agreement, the depositary may issue ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADS. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs, even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive

ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

•

each pre-release transaction will be accompanied by or subject to a written agreement whereby the person to whom the pre-release is being made must represent that it or its customer owns the ordinary shares to be deposited, assign all beneficial right, title and interest in such shares to the depositary for the benefit of the holders of ADSs, indicate the depositary as owner of such shares in its records, not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including without the consent of the depositary, disposing of such shares other than in satisfaction of such pre-release) and unconditionally guarantee to deliver such shares or ADSs to the depositary or the custodian as the case may be;

•	the pre-release must be fully collateralized with cash or other collateral that the depositary considers appropriate;

•	the depositary must be able to close out the pre-release on not more than five business days’ notice; and

•	each pre-release is subject to such further restrictions, requirements, indemnities and credit regulations as the depositary deems appropriate.

In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time as it deems appropriate, including (i) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (ii) where otherwise required by market conditions.

The Depositary

Who is the depositary?

The depositary is Deutsche Bank Trust Company Americas. The depositary is a state-chartered New York banking corporation and a member of the United States Federal Reserve System, subject to regulation and supervision principally by the United States Federal Reserve Board and the New York State Banking Department. The depositary was incorporated on March 5, 1903 in the State of New York. The registered office of the depositary is located at 60 Wall Street, New York, NY 10005, United States of America and the registered number is BR1026. The principal executive office of the depositary is located at 60 Wall Street, New York NY 10005, United States of America. The depositary operates under the laws and jurisdiction of the State of New York.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”), will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws not addressed herein.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares.

United States Federal Income Taxation

The following discussion describes certain material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in the ADSs or ordinary shares. The effects of any applicable state or local laws and other U.S. federal tax laws such as estate and gift tax laws, and the impact of the alternative minimum tax and the Medicare contribution tax on net investment income, are not discussed. This discussion applies only to U.S. Holders that hold the ADSs or ordinary shares as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended, the (“Code”) (generally, property held for investment), and that have the U.S. dollar as their functional currency. This discussion is based on the Code and U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this annual report, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including:

•	banks;

•	certain financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark to market;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax-exempt entities;

•	persons holding ADSs or ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our stock by vote or value;

•	persons who acquired ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons that hold ADSs or ordinary shares through a permanent establishment or fixed base outside the United States;

•	partnerships or pass-through entities, or persons holding ADSs or ordinary shares through such entities; or

•	persons deemed to sell the ADSs under the constructive sale provisions of the Code.

INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ADSs OR ORDINARY SHARES.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are the beneficial owner of ADSs or ordinary shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If you are a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds ADSs or ordinary shares, your tax treatment will generally depend on your status and the activities of the partnership. If you are a partner in such partnership, you should consult your tax advisor.

The discussion below assumes the representations contained in the deposit agreement are true and the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. If you own ADSs, you should be treated as the owner of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, deposits or withdrawals of ordinary shares for ADSs should not be subject to U.S. federal income tax.

The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly, the availability of a reduced tax rate for any dividends received by certain non-corporate U.S. Holders, including individual U.S. Holders (as discussed below), could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of our ADSs are not properly treated as beneficial owners of underlying ordinary shares.

Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distributions we make to you with respect to the ADSs or ordinary shares (including the amount of any taxes withheld therefrom) generally will be includible in your gross income as dividend income on the date of receipt by the depositary, in the case of ADSs, or on the date of receipt by you, in the case of ordinary shares, but only to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other corporations. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it is expected that such excess amount will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and then, to the extent such excess amount exceeds your tax basis in your ADSs or ordinary shares, as capital gain. We currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, any dividends may be taxed at the lower capital gains rate applicable to “qualified dividend income,” provided (1) the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to you (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, (3) certain holding period requirements are met, and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Although it is not free from doubt, ADSs will generally be considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq, as are our ADSs. However, there can be no assurance that our ADSs will continue to be readily tradable on an established securities market in later years. Consequently, there can be no assurance that dividends paid on our ADSs will continue to qualify for the reduced tax rates. Our ordinary shares are not currently listed on an established securities market in the United States. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends paid with respect to our ADSs or ordinary shares.

Any dividends we pay with respect to our ADSs or ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation generally will be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends we pay with respect to the ADSs or ordinary shares will generally constitute “passive category income.” Pursuant to applicable United States Treasury regulations, if a U.S. Holder may not be able to claim a foreign tax credit arising from any foreign tax imposed on a distribution on our ADSs or ordinary shares, depending on the nature of such foreign tax, although the IRS has provided temporary relief from the application of certain aspects of these regulations until new guidance or regulations are issued. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor regarding the availability of a U.S. foreign tax credit in your particular circumstances and the potential impact of the applicable United States Treasury regulations and the temporary IRS guidance.

Taxation of Disposition of ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on a disposition of ADSs or ordinary shares equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the ADSs or ordinary shares. The gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, that has held the ADSs or ordinary shares for more than one year at the time of the taxable disposition, you may be eligible for reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize on a disposition of ADSs or ordinary shares will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your tax advisors regarding the proper treatment of gain or loss in your particular circumstances.

Passive Foreign Investment Company

Based on the market price of our ADSs and ordinary shares, and the composition of our income and assets, we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2023. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you we will not be a PFIC for any taxable year. Furthermore, because PFIC status is a factual determination based on actual results for the entire taxable year, our U.S. counsel expresses no opinion with respect to our PFIC status and expresses no opinion with respect to this paragraph. A non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income (as defined in the relevant provisions of the Code); or

•

at least 50% of the value of its assets (generally based on a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person), as well as gains from the sale of assets (such as stock) that produce passive income, foreign currency gains, and certain other categories of income. For purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

A separate determination must be made after the close of each taxable year as to whether we were a PFIC for that year. Because the value of our assets for purposes of the PFIC test will generally be determined by reference to the market price of our ADSs and ordinary shares, fluctuations in the market price of the ADSs and ordinary shares may cause us to become a PFIC. In addition, changes in the composition of our income or assets may cause us to become a PFIC.

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, we generally will continue to be treated as a PFIC with respect to you for that year and for all succeeding years during which you hold ADSs or ordinary shares (regardless of whether we continue to meet the tests described above), unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs or ordinary shares you hold. If such election is made, you will be deemed to have sold ADSs or ordinary shares you hold at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described in the following two paragraphs. After the deemed sale election, your ADSs or ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC. You are urged to consult your tax advisor about this election.

For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you recognize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or recognized gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

•	the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to tax at the highest income tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other disposition of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.

If we are a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs or we make direct or indirect equity investments in other entities that are PFICs, you will be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in that proportion which the value of the ADSs or ordinary shares you own bears to the value of all of our ADSs or ordinary shares, as applicable, and you may be subject to the adverse tax consequences described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs that you would be deemed to own. You should consult your tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If you make an effective mark-to-market election for the ADSs or ordinary shares, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares as of the close of your taxable year over your adjusted basis in such ADSs or ordinary shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ADSs or ordinary shares, as well as to any loss realized on the actual sale or other disposition of the ADSs or ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or ordinary shares. Your basis in the ADSs or ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “— Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares,” except the lower rate applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which generally is stock that is regularly traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ADSs are listed on The Nasdaq Global Select Market, or the Nasdaq, which is a qualified exchange or other market for these purposes. Consequently, if the ADSs continue to be listed on Nasdaq and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to you if we were to become a PFIC. There can be no assurance that the ADSs will be “regularly traded” for purposes of the mark-to-market election. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs that we own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. You should consult your tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Alternatively, if a non-U.S. corporation is a PFIC, a holder of shares in that corporation may elect out of the PFIC rules described above regarding excess distributions and recognized gains by making a “qualified electing fund” election to include in income its pro rata share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to your ADSs or ordinary shares only if we agree to furnish you annually with certain tax information, and we currently do not intend to prepare or provide such information.

Unless otherwise provided by the U.S. Treasury, each U.S. Holder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. If we are or become a PFIC, you should consult your tax advisors regarding any reporting requirements that may apply to you.

You are strongly urged to consult your tax advisors regarding the application of the PFIC rules to your investment in ADSs or ordinary shares.

Information Reporting and Backup Withholding

Any dividend payments with respect to ADSs or ordinary shares and proceeds from a sale, exchange or other taxable disposition of ADSs or ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service, or the IRS, and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. The company does not assume responsibility for backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, if any, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

Information with Respect to Foreign Financial Assets

U.S. holders that are individuals (and, to the extent provided in regulations, certain entities) that own “specified foreign financial assets,” including possibly the ADSs, with an aggregate value in excess of $50,000 are generally required to file IRS Form 8938 with information regarding such assets. Depending on the circumstances, higher threshold amounts may apply. Specified foreign financial assets include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions; (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in non-U.S. entities. If a U.S. holder is subject to this information reporting regime, the failure to timely file IRS Form 8938 may subject the U.S. holder to penalties. In addition to these requirements, U.S. holders may be required to annually file FinCEN Report 114, Report of Foreign Bank and Financial Accounts with the U.S. Department of Treasury. U.S. holders are thus encouraged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of the ADSs.

THE DISCUSSION ABOVE IS A GENERAL DISCUSSION. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE ADSs OR ORDINARY SHARES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

SELLING SHAREHOLDERS

Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any selling shareholder sell securities covered by this prospectus, we or the applicable selling shareholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling shareholder, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, any selling shareholder or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Any selling shareholder may also be deemed “underwriters” within the meaning of the Securities Act. We or any selling shareholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We or any selling shareholder may engage in at-the-market offerings into an existing trading market in accordance with the provisions of the Securities Act. In addition, we or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the ordinary shares, including ordinary shares represented by the ADSs, offered hereby will be passed upon for us by Walkers (Singapore) Limited Liability Partnership (“Walkers”), Cayman Islands counsel. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Melco Resorts & Entertainment Limited for the year ended December 31, 2021 appearing in Melco Resorts & Entertainment Limited’s Annual Report (Form 20-F) for the year ended December 31, 2023, and the financial statement schedule of Melco Resorts & Entertainment Limited included therein, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Melco Resorts & Entertainment Limited as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 appearing in Melco Resorts & Entertainment Limited’s Annual Report (Form 20-F) for the year ended December 31, 2023, the effectiveness of Melco Resorts & Entertainment Limited’s internal control over financial reporting as of December 31, 2023, and the financial statement schedule of Melco Resorts & Entertainment Limited included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young are located at 27/F, One Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.

The offices of Ernst & Young LLP are located at One Raffles Quay, North Tower, Level 18, Singapore 048583.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. For example, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Virtually all of our assets are located outside of the United States. All of our current operations, and administrative and corporate functions are conducted in Macau, Hong Kong, Singapore, the Philippines and Cyprus. In addition, substantially all of our directors and officers are nationals and residents of countries other than the United States. A very significant portion of the assets of these persons are located outside the United States. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, together with cost and time constraints, it may be difficult for you to effect service of process within the United States upon these persons. In particular, while none of our directors or officers spend a significant amount of time physically located in mainland China, all of our directors and officers, other than Ms. Galante, spend a significant amount of time physically located in Hong Kong and/or Macau, and it could be more difficult to enforce liabilities and judgments on those individuals. For the same reasons, it may also be difficult for you to enforce in the Cayman Islands, Macau, Hong Kong, Singapore, the Philippines or Cyprus courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our company and our officers and directors, most of whom are not residents in the United States and the substantial portion of whose assets are located outside of the United States.

In addition, there is uncertainty as to whether the courts of the Cayman Islands, Macau, Hong Kong, Singapore, the Philippines or Cyprus would recognize or enforce judgments of U.S. courts against our company or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For instance, judgments of United States courts may not be directly enforced in Hong Kong, Macau or Singapore.

There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim (but not otherwise), the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. Similarly, the judgment of United States courts may not be directly enforced in Macau.

There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Macau and the United States. However, Macau’s civil procedure law permits an action to be brought to the Macau Second Instance Court for the recognition of a judgment obtained in a foreign jurisdiction. That is to say, upon recognition, a foreign judgment itself would be treated by the courts of Macau as a cause of action in itself so that no retrial of the issues would be necessary. In an action for recognition of a foreign judgment in Macau, the recognition is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is not in respect of taxes, fines, penalties, or similar fiscal or tax revenue obligations, the proceedings in which the judgment was obtained were not contrary to natural justice, the enforcement of the judgment is not contrary to public policy of Macau, and interest charged to the debtor does not breach usury laws. Such a judgment must be for a definite sum and must also come from a “competent” court as determined by the private international law rules applied by the Macau courts. The defenses that are available to a defendant in an action brought for the recognition of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, inobservance of due process, improper service of process to the defendant, and contrary to public policy. However, a separate legal action for enforcement of the foreign judgment must be commenced in Macau in order to recover a debt from the judgment debtor, in case the debtor does not make voluntary payment of its debt upon recognition of the foreign judgment by the Courts in Macau.

There are currently no treaties providing for reciprocal recognition and enforcement of foreign judgments in civil and commercial matters between Singapore and the United States and a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. Therefore, to enforce a judgment of the United States courts, or U.S. Judgment, in Singapore, the judgment creditor would have to commence fresh proceedings at common law. If it satisfies the Singapore law requirements, the U.S. Judgment creates a fresh obligation to pay the judgment debt, different from that being adjudicated before the U.S. courts. As a matter of practice, the judgment creditor would commence a common law action for debt. The Singapore court’s in personam jurisdiction over the judgment debtor must be established in accordance with Singapore’s rules for establishing jurisdiction (including personal service, submission to jurisdiction and, given the right circumstances, service out of jurisdiction). To be enforceable at common law, a U.S. Judgment must be (a) from a court of law of competent and international jurisdiction over the judgment debtor (based on Singapore’s conflict of laws principles), (b) final and conclusive on the merits and (c) for a fixed or ascertainable sum of money. In addition, the U.S. Judgment must not have been (i) procured by fraud, (ii) obtained in breach of natural justice or (iii) inconsistent with a prior local judgment to give effect to the U.S. Judgment. Further, the enforcement of the U.S. Judgment must (I) not be contrary to Singapore’s public policy and (II) not be tantamount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Furthermore, it is uncertain whether such Cayman Islands, Macau, Hong Kong, Singapore, Philippines or Cyprus courts would be competent to hear original actions brought in the Cayman Islands, Macau, Hong Kong, Singapore, the Philippines or Cyprus against us or such persons predicated upon the securities laws of the United States or any state.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our Cayman Islands legal counsel, Walkers, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us or our directors or officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Walkers has further advised us that a judgment obtained in a foreign court will be recognized and enforced in the courts of the Cayman Islands without any re-examination of the merits (a) other than in respect of certain judgments of a superior court of any state of the Commonwealth of Australia, at common law, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, where the judgment is (i) final and conclusive and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules, (ii) either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to the principles of natural justice or the public policy of the Cayman Islands and in obtaining the judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the foreign court, or (b) by statute, by registration in the Grand Court of the Cayman Islands and execution as if it were a judgment of the Grand Court where the judgment is a judgment of a superior court of any state of the Commonwealth of Australia obtained after June 28, 1993 and which is final and conclusive for a sum of money in respect of compensation or damages to an injured party and not in respect of taxes or other charges of a like nature or in respect of a fine, penalty or revenue obligation, has not been wholly satisfied and which could be enforced by execution in that jurisdiction and is not set aside on the grounds that the country of the original court had no jurisdiction or the judgment was obtained by fraud or the enforcement of the judgment would be contrary to the public policy of the Cayman Islands or on any other grounds.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if incurred through their own dishonesty, willful default or fraud.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the indemnification agreements between us and our directors and officers, the form of which was filed as Exhibit 10.1 to our registration statement on Form F-1 (File No. 333-139088), as amended, initially filed with the SEC on December 1, 2006, we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer.

Item 9.	Exhibits

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1	Amended and Restated Memorandum and Articles of Association adopted on March 29, 2017 (incorporated by reference to Exhibit 1.1 from our annual report on Form 20-F for the fiscal year ended December 31, 2016 (File No. 001-33178), filed with the SEC on April 11, 2017)

4.1	Specimen American Depositary Receipt of the Registrant (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form F-1 (File No. 333-139088), as amended, initially filed with the Securities and Exchange Commission on December 1, 2006)

4.3	Form of Deposit Agreement among the Company, the depositary and the holders and beneficial owners of the American depositary shares issued thereunder (incorporated by reference to Exhibit (a) from Amendment No. 1 to our registration statement on Form F-6 (File No. 333-139159) filed with the SEC on November 29, 2011)

5.1*	Opinion of Walkers

23.1*	Consent of Walkers (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young, Hong Kong, Independent Registered Public Accounting Firm

23.3*	Consent of Ernst & Young LLP, Singapore, Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included as part of the signature page in Part II of this registration statement)

107*	Calculation of Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with one or more offering of the securities

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 18, 2024.

MELCO RESORTS & ENTERTAINMENT LIMITED

By:	/s/ Lawrence Yau Lung Ho
Name:	Lawrence Yau Lung Ho
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below, other than Geoffrey Stuart Davis, constitutes and appoints each of Geoffrey Stuart Davis, Graham Paul Winter and Tim Y. Sung as an attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”) and American Depositary Shares representing Shares (the “ADSs”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares and ADSs, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2024.

Signature	Capacity

/s/ Lawrence Yau Lung Ho	Chairman, Chief Executive Officer and Director (principal executive officer)
Lawrence Yau Lung Ho

/s/ Clarence Yuk Man Chung	Director
Clarence Yuk Man Chung

/s/ Evan Andrew Winkler	Director
Evan Andrew Winkler

/s/ Alec Yiu Wa Tsui	Independent Director
Alec Yiu Wa Tsui

/s/ Thomas Jefferson Wu	Independent Director
Thomas Jefferson Wu

/s/ John William Crawford	Independent Director
John William Crawford

/s/ Francesca Galante	Independent Director
Francesca Galante

/s/ Geoffrey Stuart Davis	Chief Financial Officer (principal financial officer)
Geoffrey Stuart Davis

/s/ Amy L. Kuzdowicz	Chief Accounting Officer (principal accounting officer)
Amy L. Kuzdowicz

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant has signed this registration statement or amendment thereto in New York on June 18, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President